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                                                    Exhibit 5.1


                                                 August 29, 1997


Bell & Howell Company
5215 Old Orchard Road
Skokie, Illinois 60077

               Re:  Registration Statement on Form S-1
                    File No. 333-33123
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Ladies and Gentlemen:

     You have requested our opinion in connection with the above-referenced registration statement (the "Registration Statement"), under which (i) Bell & Howell Company (the "Company") intends to issue and sell in a public offering 3,861,004 shares of Common Stock, par value $.001 per share, of the Company ("Common Stock"), plus up to an additional 579,151 shares of Common Stock granted to the underwriters by the Company to cover over-allotments (the "Primary Shares"), and (ii) certain stockholders of the Company intend to sell in such offering 316, 255 shares of Common Stock, plus up to an additional 47,438 shares of Common Stock granted to the underwriters by certain selling stockholders to cover over-allotments (the "Secondary Shares").

     In arriving at the opinion expressed below, we have examined the Registration Statement and such other documents as we have deemed necessary to enable us to express the opinion hereinafter set forth. In addition, we have examined and relied, to the extent we deem proper, on certificates of officers of the Company as to factual matters, and on the originals or copies certified or otherwise identified to our satisfaction, of all such corporate records of the Company and such other instruments and certificates of public officials and other persons as we have deemed appropriate. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, the genuineness of all signatures on documents reviewed by us and the legal capacity of natural persons.

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Bell & Howell Company
August 29, 1997
Page 2

     Based upon and subject to the foregoing, we are of the opinion that (i) the Primary Shares have been duly authorized and, when issued in accordance with the terms and conditions set forth in the Registration Statement (including the Underwriting Agreement) and upon authorization of the Pricing Committee of the Board of Directors, will be validly issued, fully paid and non-assessable (ii) the Secondary Shares have been duly authorized, validly issued and are fully paid and non-assessable.

     We hereby consent to the references to our firm under the caption "Legal Matters" in the Registration Statement and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                Very truly yours,